united states

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

ATLANTIC COASTAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40158	85-4178663
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Woodbury Mews, Dun Laoghaire Dublin, Ireland, A96 ED72	A96 ED72
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 353 (0) 8706 50447

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sponsor Membership Interest Purchase Agreement

On September 29, 2023, Atlantic Coastal Acquisition Corp., a Delaware corporation and a special purpose acquisition company (the “Company”), entered into a Sponsor Membership Interest Purchase Agreement (the “Purchase and Sponsor Handover Agreement”) with Porche Capital LTD, a Republic of Ireland company (the “Buyer”), Anthony (Tony) Porcheron (“Principal”), Atlantic Coastal Acquisition Management LLC, a Delaware limited liability company and the sponsor of the Company (the “Sponsor”), and Shahraab Ahmad, solely in his capacity as managing member of the Sponsor (“Ahmad”), pursuant to which (i) the Sponsor agreed to sell, and the Buyer agreed to purchase, 55% of the membership interests of the Sponsor (the “Transferred Interests”), entitling the Buyer to the allocation of approximately 4,465,867 shares of Class A common stock, one share of Class B common stock and 3,336,667 private placement warrants to acquire 1,112,222 shares of Class A common stock for a total purchase price of $1.00, and (ii) the assumption of certain accrued expenses of the Company, approximating $420,000 in the aggregate, principally relating to an amendment to the Company’s Amended and Restated Certificate of Incorporation for the extension of the date by which the Company is required to consummate its initial business combination, including reimbursement for amounts paid and payable for legal services incurred by the Company in connection with the negotiation and preparation of the Purchase and Sponsor Handover Agreement and the transactions contemplated thereby (which transactions are hereinafter referred to as the “Sponsor Handover”).

The Purchase and Sponsor Handover Agreement contained customary representations and warranties of the parties. The representations and warranties of each party set forth in the Purchase and Sponsor Handover Agreement were made solely for the benefit of the other parties to the Purchase and Sponsor Handover Agreement, and stockholders of the Company are not third-party beneficiaries of those representations and warranties. In addition, those representations and warranties (a) were subject to materiality and other qualifications contained in the Purchase and Sponsor Handover Agreement, which may differ from what may be viewed as material by stockholders of the Company, (b) were made only as of the date of the Purchase and Sponsor Handover Agreement or such other date as is specified in the Purchase and Sponsor Handover Agreement and (c) may have been included in the Purchase and Sponsor Handover Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase and Sponsor Handover Agreement is included with this filing only to provide stockholders of the Company with information regarding the terms of the Purchase and Sponsor Handover Agreement, and not to provide stockholders of the Company with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase and Sponsor Handover Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

The closing of the transactions contemplated by the Purchase and Sponsor Handover Agreement (the “Closing”), occurred on October 2, 2023 (the “Closing Date” or the “Director and Officer Handover Date”). At the Closing, Shahraab resigned as the managing member of the Sponsor and Anthony (Tony) Porcheron became managing member of the Sponsor.

At the Closing, the existing management team (comprised of Shahraab Ahmad, Burt Jordan, Anthony Eisenberg, Jason Chryssicas and Ned Sizer) delivered their resignations as officers of the Company, and a new management team, comprised of Anthony (Tony) Porcheron, Khash – Erdene Gantumur and Tsogtgerel Bayanjargal (the “Management Designees”), assumed their positions as officers of the Company. Within ten days following the Closing, the existing members of the Board of Directors (other than Shahraab Ahmad and Iqbaljit Kahlon) are to deliver their resignations, and new members of the Board of Directors, comprised of Tseren Purev and Chandra Panchal (the “Initial Board Designees”), are to become members of the Board of Directors of the Company. As a result of the foregoing, all of the former officers have been replaced by the newly appointed officers and all of the existing directors of the Company (other than Shahraab Ahmad and Iqbaljit Kahlon, who will continue as directors) will be replaced by the Initial Board Designees, and the Initial Board Designees, Shahraab Ahmad and Iqbaljit Kahlon will constitute the Board of Directors. Consequently, since the entire Board of Directors consists of five members, there will be a vacancy of one member on the Board until the 10th day following the mailing by the Company of an Information Statement to the stockholders of the Company advising them of the Sponsor Handover and the transactions contemplated by the Purchase and Sponsor Handover Agreement, including the change in control of a majority of the Board of Directors, pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14(f) thereunder (the “Schedule 14F Change in Control Date”), at which time Iqbaljit Kahlon will resign as a director and Anthony (Tony) Porcheron and Bartholomew Pan-Kita (the “Schedule 14F Board Designees,” and together with the Initial Board Designees, the “New Board Designees”) will become members of the Board of Directors.

In connection with the Sponsor Handover, the Sponsor transferred the remaining 45% of the membership interests, entitled to approximately 3,653,892 shares of Class A common stock and 2,730,000 private placement warrants to acquire 910,000 shares of Class A common stock, to a separate limited liability company, of which Shahraab Ahmad is the managing member.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “would,” “will be” “seeks,” or other similar expressions. These forward-looking statements include, but are not limited to, statements whether or not the Sponsor Handover or the Director and Management Handover will be completed, and the timing of, and expectations in relation to, any of the foregoing matters. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As discussed in Item 1.01, in connection with the Sponsor Handover pursuant to the Purchase and Sponsor Handover Agreement, Shahraab Ahmad (Chairman of the Board of Directors) and Chief Executive Officer), Burt Jordan (President), Anthony Eisenberg (Chief Strategy Officer), Jason Chryssicas (Chief Financial Officer) and Ned Sizer (Chief Operating Officer) have resigned from their respective positions as officers of the Company, and the existing members of the Board of Directors (other than Shahraab Ahmad, who will continue as a director of the Company and Iqbaljit Kahlon who will continue as a director until the Schedule 13D Change in Control Date) will resign as directors of the Company.

(c) As discussed in Item 1.01, in connection with the Sponsor Handover pursuant to the Purchase and Sponsor Handover Agreement, the following individuals will become officers of the Company:

Anthony (Tony) Porcheron, Chief Executive Officer

Anthony (Tony) Porcheron, age 54, has been Managing Director and Chief Executive Officer of Porche Capital LTD, a business consulting and asset management company in Dublin, Ireland since January 2023. From May 2021 to January 2023, he was Managing Director of PK Asset Management, a business consulting and asset management company in Dublin, Ireland. From May 2019 to May 2021, he was Managing Director of Oaza Capital, an investment bank in South East Europe in Zagreb, Croatia. From September 2018 to July 2019, he was Managing Director of Products and Strategy for OTP Bank Hrvarska, the Croatian subsidiary of OTP Bank, one of the largest banking conglomerates in Eastern Europe. From August 2017 to January 2018, he was Chief Financial Officer of Fuquan Capital, a leading conglomerate of China State Owned Companies, where he was responsible for all regulatory, financial and administrative functions, including preparing all regulatory and financial reporting for public listing. From January 2016 to September 2017, Mr. Porcheron served as CEO of Oasis Medical Devices, a medical devices sales and distribution company. From January 2001 to August 2012, Mr. Porcheron managed an investor advisory practice at Worldsource Securities, a multi-family office for 20 High Net Worth North American families, where he served as his clients’ primary advisor and managed their financial and business affairs, including their personal and corporate investments, as well as corporate structures, financial and balance sheet structuring, public listings and international estate planning. Mr. Porcheron received a Hon Arts degree in economics from Laurentian University in 1991.

Khash—Erdene Gantumur, Chief Financial Officer

Khash—Erdene Gantumur, age 41, has been CEO of the Mongolian Central Trading Exchange LLC, of which he was the founder, since June 2016. From May 2019 to November 2019, he was CFO of Chinggis Khaan Bank in Mongolia. From June 2018 to December 2018, Mr. Gantumur was an Independent Consultant of ADB to analyze Government Budget efficiency, the Ministry of Finance, Ulaanbaatar, Mongolia. From August 2013 to December 2015, he was the Director General of the Financial Department for the State Bank of Mongolia. From March 2012 to August 2013, Mr. Gantumur was Coordinator of Financial sector stability project, WORLD BANK, Ministry of Finance, Ulaanbaatar, Mongolia. From November 2011 to March 2012, he was National Consultant for ADB (MON-DI) project, Ministry of Finance, Ulaanbaatar, Mongolia. From November 2004 to 2009, Mr. Gantumur was Specialist of Housing Finance and Mortgage Security Market, Ministry of Construction & Urban Development, Ulaanbaatar, Mongolia. Mr. Gantumur received a Master’s degree in Public Policy from Hitotsubashi University, Asian Public Policy Program, Tokyo, Japan and a Bachelor’s degree in Economics from the National University of Mongolia.

Tsogtgerel Bayanjargal, Executive Vice President

Tsogtgerel Bayanjargal, age 57, has been Vice President of the National University of Mongolia for Innovation and Development since 2016. He was the head of office of the Minister for Mega project in Mongolia from November 2014 to July 2016; Vice Minister of Ministry of Industry and Agriculture of Mongolia from September 2012 to November 2014; President of Chinggis Industrial Group from August 2010 to September 2012; Secretary of New National Democratic Party from January 2007 to August 2010; Director of Economic Regulation, Department of CAA of Mongolia from December 2005 to  January 2007; Advisor to a Member of the Mongolian Parliament in 2004; President and CEO of infrastructure construction company “Moninjbar” JSC in January 2001;  Director of the Board of Directors Mongol Leather JSC, tourism company Terelj Juulchin JSC from 1998 to 2001; and  CEO of Innovation Bank of Mongolia from May 1997 to October 2000; and Vice President of Ajnai LLC from March 1992 to May 1997. Mr. Bayanjargal received an MBA from the School of Economics at the National University of Mongolia and an LLM from the Law School at the National University of Mongolia. He attended the Polytechnic Academy of Irkutsk, Soviet Union from 1984 to 1989; the Institute of management in Moscow, Russia from 1990 to 1991; Law School at the National University of Mongolia from 1957 to 1997; a program in bank management at the University of New Mexico in July 1998 and in Frankfurt, Germany in August 1998.

(d) As discussed in Item 1.01, in connection with the Sponsor Handover pursuant to the Purchase and Sponsor Handover Agreement, the following individuals will become directors of the Company:

Chandra Panchal, Independent Director

Dr. Chandra Panchal, age 74, is the founder of Axcelon Biopolymers Corp., a biotechnology company where he has been Chairman, CEO and Chief Scientific Officer since 2008. From 1989 to 1999 he was Co-Founder, President, and Chief Executive Officer of Procyon Biopharma Inc., which he took public on the Toronto Venture Exchange in 1998, and which was listed on the TSX main exchange in 2000 and, from 1999 to 2006, Dr. Panchal was Chief Scientific Officer and Senior Executive Vice President. From 2006 to 2008, he was Executive Vice President, Business Development, Licensing & Intellectual Property, at Ambrilia Biopharma Inc., a company that resulted from a merger between Procyon Biopharma Inc. and Cellpep, Inc. During his term at Procyon Biopharma Inc. and Ambrilia Biopharma Inc., he led the development of several novel drugs/diagnostics devices in oncology woundcare and virology. He also led several M&A transactions and helped secure major licensing agreements with pharmaceutical companies, including a $300 million Licensing Agreement with Merck, Inc. Dr. Panchal has authored over 70 scientific papers and has edited a book entitled Yeast Strain Selection. Dr. Panchal is a co-inventor in respect of several patents in oncology, diagnostics, biopolymers and industrial microbiology. He was an Adjunct Professor in chemical and biochemical engineering at the University of Western Ontario from 1982 to 2019. He was a member of the board of directors of the following organizations: a Lead Director of Medicenna Therapeutics Inc. (TSX and NASDAQ:MDNA), a cancer therapy company, from February 2017 until September 2023 and Avicanna Inc. (TSX:AVCN), a biopharma drug development company of which he was Chairman of the Board from November 2017 to September 2023, when he retired. He was a founding Director and from 2009 to 2015 a Board member of MaRS Innovation, a center of excellence for the commercialization of technologies from universities and hospitals based in Toronto, as well as Director of Avivagen (TSX.V:CFR), a veterinary therapeutics company. Dr. Panchal has been an advisor to, as well as a Board member of, several small and mid-size companies and has been a member of a number of Federal and Provincial advisory committees. In 1991 he was named Entrepreneur of the Year by the London Chamber of Commerce. Dr. Panchal obtained a B.Sc. Hon (1972) and a M.Sc., in molecular biology (1975) from the University of Toronto, and a Ph.D., in biochemical engineering from the University of Western Ontario (1979).

Tseren Purev, Independent Director

Tseren Purev, age 63, has over 30 years of experience in corporate and government biotech experience in Mongolia, Russia, China, Ukraine, the United Kingdom, Australia and throughout Asia. Mr. Purev is experienced in animal biotechnologies, developing expression systems for the production of biopharmaceuticals, developing cloning technologies for the production of biopharmaceuticals in domestic animal mammary and development of luxury caviar production in indoor condition, dairy and egg protein fractionation, human plasma fractionation, and the development of a diagnostic kits. He has developed many patented technologies. In addition, Mr. Purev has extensive connections with senior government leaders and business executives in Mongolia. Mr. Purev is Chairman of Khutug Holding Corporation, which he founded in 2022. He also is Chairman and CEO, of Bukha International LLC, a biotech company which he founded in 2015. From 2013 to 2016, Mr. Purev was Advisor to the Minister of Culture, Education and Science of Mongolia. From 2006 to 201_, he was President of Wisdom Asset Holding Group, which he founded in 2006. Mr. Purev received a Bachelor’s degree in Animal Science from the College of Animal Science, Agricultural University of Inner Mongolia, Peoples’ Republic of China.

Commencing on the Schedule 14F Change in Control Date, the following individuals will become directors of the Company:

Bartholomew Pan-Kita, Independent Director

Bartholomew Pan-Kita, age 59, has been Managing Director, Global Head of Capital Markets, Special Situations & Merchant Banking of Univest Securities LLC since 2021. He was Managing Director, Global Head of Debt Capital Markets & Special Situations, of Maxim Group LLC from 2016 to 2021. From 2015 to 2016, he was Managing Director, Investment Banking & Global Special Situations and Structured Products of NatAlliance Securities LLC. From 2012 to 2015, Mr. Pan-Kita was Managing Director, Private Placement, Global Structured Products & Leveraged Finance of Cantor Fitzgerald & Co. From 2011 to 2012, he was Managing Director, Head of Credit Arbitrage Team, of Newedge. From 2010 to 2011, Mr. Pan-Kita was Managing Director, Global Leverage Finance & Structured Products of Cohen & Company. From 2009 to 2010, he was Senior Vice President, Co-Head Emerging Markets & Special Situations of MF Global. From 2006 to 2008, Mr. Pan-Kita was Director, Global Financial Markets & Structuring group at Deutsche Bank. From 2005 to 2006, he was Principal, Proprietary Trading at Bank of America. From 2003 to 2005, Mr. Pan Kita was Portfolio Manager at RHG Capital, L.P. From 1999 to 2003, he was Executive Director and Global Head, Index & Portfolio Strategy Group and Interest Rate Strategic Group at Morgan Stanley. From 1997 to 1999, he was Vice President, Global Leveraged Strategies Group at Merrill Lynch. Mr. Pan-Kita received a BS degree in Business-Administration from the Leonard N. Stern School of Business, New York University and an MBA degree in Finance and Statistics from the University of Alabama.

Anthony (Tony) Porcheron, Chairman of the Board and a Director – see Item 5.01 (c) above for information concerning Mr. Porcheron.

During the past ten years, none of the Board Designees or Management Designees have been involved in any of the following:

(1)   a petition under the federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)   such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)   such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)   such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)   such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6)   such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)   such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any federal or state securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)   such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

The Company’s Board of Directors consists of five (5) members and is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. To date, the Company has not held an annual meeting of stockholders.

The Company’s Board of Directors will be divided into the following classes:

●	Class I will be comprised of Shahraab Ahmad and Bartholmew Pan-Kita, whose terms will expire at our first annual meeting of stockholders;
●	Class II will be comprised of Chandra Panchal and Tseren Purev, whose terms will expire at our second annual meeting of stockholders; and
●	Class III will be comprised of Anthony (Tony) Porcheron, whose term will expire at our third annual meeting of stockholders.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified.

The Company’s officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of our Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has determined that upon their appointments, Chandra Panchal, Tseren Purev and Bartholomew Pan-Kita will be “independent” directors as defined in the applicable Nasdaq listing standards and applicable SEC rules, and that the Board of Directors will continue to be composed of a majority of independent directors.

Committees of the Board of Directors

The Board of Directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each of the Board’s audit committee, compensation committee and nominating and corporate governance committee is currently, and following the Schedule 14F Change in Control Date will be, composed solely of independent directors. The Board of Directors has adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq rules.

Audit Committee

The audit committee members are currently Iqbaljit Kahlon, Chandra Panchal and Tseren Purev, and commencing on the Schedule 14F Change in Control Date, will be Chandra Panchal, Tseren Purev and Bartholowmew Pan-Kita. Iqbaljit Kahlon is currently Chairman of the Audit Committee, and upon his resignation on the Schedule 14F Change in Control Date, Chandra Panchal will become Chairman of the Audit Committee. The current Board of Directors has determined that Messrs. Kahlon and Purev and Dr. Panchal satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act, and that upon his appointment, Mr. Pan-Kita will satisfy those requirements, and that each of those individuals can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the members of the Board of directors has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Board of Directors also has determined that Iqbaljit Kahlon is, and that when appointed as Chairman of the Audit Committee Dr. Panchal will qualify as, an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the members of the Board of Directors considered the formal education and previous experience in financial roles.

The members of our Board of Directors believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.

Compensation Committee

Chandra Panchal and Tseren Purev are the members of the Compensation Committee, and Chandra Panchal is the Chairman of the Compensation Committee. The Board of Directors has determined that each of Chandra Panchal and Tseren Purev is an independent director, as defined in Rule 10C-1promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq.

The members of the Board of Directors believe that the composition and functioning of the Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Nominating and Corporate Governance Committee

Chandra Panchal and Tseren Purev are the members of the Nominating and Corporate Governance Committee, and Tseren Purev is the Chairman of the Nominating and Corporate Governance Committee.

The members of the Board of Directors believe that the composition and functioning of the Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description of Exhibits
10.1	Sponsor Membership Interest Purchase Agreement, dated October 2, 2023, by and among Porche Capital LTD, Anthony (Tony) Porcheron, Atlantic Coastal Acquisition Corp., Atlantic Coastal Acquisition Management LLC (the “Sponsor”) and Shahraab Ahmad, solely in his role as managing member of the Sponsor.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits and schedules have been omitted pursuant to Item 6.01(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2023

ATLANTIC COASTAL ACQUISITION CORP.

By:	/s/Anthony (Tony) Porcheron
Anthony (Tony) Porcheron
Chief Executive Officer